UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 25, 2021

Vivid Seats Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40926	86-3355184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 N. Canal Street Suite 800 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 291-9966

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SEAT	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A Common Stock	SEATW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.

The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Vivid Seats Inc., a Delaware corporation (the “Company”), is providing guidance regarding its financial and operational trends.

For the full year 2021, the Company expects Marketplace GOV to be in the range of $2,225,000,000 to $2,325,000,000. (1)

For the full year 2021, the Company expects Revenues to be in the range of $420,000,000 to $435,000,000.

For the full year 2021, the Company expects Adjusted EBITDA to be in the range of $102,000,000 to $107,000,000.(2)

While the COVID-19 pandemic has had, and may continue to have, material impacts on the Company’s business and operating results, the Company anticipates a smaller degree of impact on the above financial and operational results for full year 2021 than originally anticipated. The Company expects this off-cycle guidance to be a unique circumstance and hereafter expects to provide annual guidance at a regularly scheduled time each year.

(1) Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period

(2) Adjusted EBITDA is not a measure defined under GAAP. GAAP means generally accepted accounting principles in the United States as in effect from time to time. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors and could have a substantial impact on GAAP measures of financial performance.

Forward-Looking Statements

Certain statements made in this Report are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this Report, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “targets”, “may,” “will,” “should,” “would,” “will be,” “will continue,” “will likely result,” “future,” “propose,” “strategy,” “opportunity” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of the business combination; the inability to obtain or maintain the listing of our shares on Nasdaq following the business combination; costs related to the business combination; the risk that the business combination disrupts current plans and operations as a result of the consummation of the business combination; our ability to manage growth; our ability to execute our business plan and meet our projections; potential litigation involving us; changes in applicable laws or regulations, particularly with respect to gaming, and general economic and market conditions impacting demand for our products and services, and in particular economic and market conditions in the entertainment/technology/software industry in the markets in which we operate; our ability to update our IT systems; developments regarding the COVID-19 pandemic; and other risks and uncertainties indicated from time to time under “Risk Factors” in our filings with the SEC. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivid Seats Inc.
Date: October 25, 2021
	By:	/s/ Lawrence Fey
	Name:	Lawrence Fey
	Title:	Chief Financial Officer